Exhibit 99.1

Filed by River Financial Corporation

Pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

Subject Company: Trinity Bancorp, Inc.

(Commission Filing No. 333-205986)

Contact: Rebecca Hallman River Financial Corporation Investor Relations Phone: (334) 290-2709 Email:InvestorRelations@river.bank	2611 Legends Drive Prattville, AL. 36066 www.riverbankandtrust.com

Press Release:  River Financial Corporation and Trinity Bancorp, Inc. Announce Merger

Prattville, AL and Dothan, AL – June 5, 2019– River Financial Corporation (“River Financial”) and Trinity Bancorp, Inc. (“Trinity”) announced jointly today the signing of a definitive agreement for a strategic merger of the two entities. Upon closing of the transaction, the combined entity will have more than $1.275 billion in total assets, $875 million in total loans, and $1 billion in total deposits with 17 locations across Alabama. The joint announcement was issued by Jimmy Stubbs, Chief Executive Officer of River Bank & Trust, River Financial’s wholly owned bank subsidiary, and Robbin Thompson, President and Chief Executive Officer of Trinity.  As part of the merger, a combination of shares of River Financial common stock and cash will be issued to the shareholders of Trinity.

Mr. Stubbs and Mr. Thompson jointly stated, “Our respective boards and executive management teams believe the merging of our two community banks is in the best long-term interest of our customers, employees, and shareholders.  This is a great combination for individuals and businesses in the communities we serve.”

In connection with the merger of River Financial and Trinity, River Bank & Trust will merge with Trinity’s wholly owned bank subsidiary, Trinity Bank, and, as a result of the bank merger, Trinity Bank locations in Dothan and Enterprise will operate as River Bank & Trust. Upon closing, Trinity director Brian McLeod will join the River Financial board of directors and Trinity Bank director Robbin Thompson will join the River Bank & Trust board of directors and serve as the Wiregrass Region President.

The merger agreement is subject to regulatory approvals and approval of the shareholders of Trinity. The merger is expected to close no later than the fourth quarter of 2019.

Trinity was advised in the transaction by Porter White Capital, LLC as financial advisor and Jones Day as legal counsel.  Jones Walker, LLP served as legal counsel to River Financial.

About River Bank & Trust

Founded in 2006 by a group of community leaders who understood the need for a locally owned and managed bank, River Bank & Trust is a full-service community bank with offices in Alexander City, Auburn, Clanton, Daphne, Gadsden, Millbrook, Montgomery, Opelika, Prattville, Thorsby, and Wetumpka, Alabama. The company’s mission is to be a trusted partner and friend, helping neighbors and the businesses in the communities they serve reach their financial goals. For more information, visit www.riverbankandtrust.com.

About Trinity Bancorp and Trinity Bank

Trinity Bancorp is the bank holding company of Trinity Bank, a Dothan, Alabama-based community bank.  The bank was formed in 2006 by Wiregrass area business leaders in order to provide community banking solutions to residents and businesses.  Trinity has three offices located in Dothan and Enterprise.   www.trinitybankusa.com

Disclaimers:  Additional Information about the Merger and Where to Find It

This press release does not constitute an offer to sell or the solicitation of an offer to buy, the securities described herein, nor will there be any offer or sale of these securities in any jurisdiction in which an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

In connection with the proposed merger, River Financial Corporation will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register the shares of River Financial Corporation common stock to be issued to the shareholders of Trinity Bancorp, Inc. The registration statement will include a joint proxy statement/prospectus which will be sent to the shareholders of Trinity Bancorp, Inc. in connection with their approval of the merger. In addition, River Financial Corporation may file other relevant documents concerning the proposed merger with the SEC.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT RIVER FINANCIAL CORPORATION, TRINITY BANCORP, INC., AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents, when available, through the website maintained by the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus also may be obtained, when available, by directing a request by telephone or mail to River Financial Corporation, Jimmy Stubbs or Ken Givens at 334-290-1012 or Trinity Bancorp, Inc., Robbin Thompson at 334-348-2265. Any information on the River Financial Corporation and Trinity Bancorp, Inc. websites is not, and shall not be deemed to be, a part of this release or incorporated into other filings made with the SEC.

River Financial Corporation and Trinity Bancorp, Inc., and their respective directors, executive officers, and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of Trinity Bancorp, Inc. in connection with the merger. Additional information regarding the interests of these participants may be obtained by reading the joint proxy/prospectus regarding the merger when it becomes available.

Forward-Looking Statements

Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “should,” “seek,” “will,” “may,” and “estimate,” and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking.  All forward-looking statements are subject to risks, uncertainties and other factors that may cause actual results, performance or achievements of any of the parties to the merger to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements.  Such risks include, without limitation, the possibility that regulatory and other approvals and conditions to the transaction are not received or satisfied on a timely basis or at all, or contain unanticipated terms and conditions; the possibility that modifications to the terms of the transactions may be required in order to obtain or satisfy such approvals or conditions; the receipt and timing of shareholder approvals; delays in closing the merger; difficulties, delays and unanticipated costs in integrating the merging banks’ businesses or realizing expected cost savings and other benefits; business disruptions as a result of the integration of the merging banks, including possible loss of customers; diversion of management time to address transaction-related issues; changes in asset quality and credit risk as a result of the merger; changes in customer borrowing, repayment, investment and deposit behaviors and practices; changes in interest rates, capital markets, and local economic and national economic conditions; the timing and success of new business initiatives; competitive conditions; and regulatory conditions.  Forward-looking statements are not guarantees of performance.  You should not put undue reliance on these statements which speak only as of the date hereof.  You should understand that various important factors, including those discussed in “Risk Factors” in River Financial Corporation’s Annual Report on Form 10-K filed with the Securities Exchange Commission (“SEC”), and its most recent Quarterly Report on Form 10-Q, which are available on the SEC’s website at www.sec.gov, could affect future results and could cause those results or other outcomes to differ materially from those expressed or implied in its forward-looking statements.

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